Exhibit 3.2

                       AGREEMENT OF MERGER

                               OF

                     BIOCAL TECHNOLOGY, INC.

                               AND

                     CENTROID ACQUISITION CO.

     THIS AGREEMENT OF MERGER is entered into on this 24th day of June, 2004, by Biocal Technology, Inc., a California corporation ("Biocal" or the "Surviving Corporation") and Centroid Acquisition Co., a California corporation ("Centroid Acquisition" or the "Disappearing Corporation") (Biocal and Centroid Acquisition being hereinafter collectively referred to as the "Constituent Corporations").

     1. This Agreement of Merger, together with the officers= certificates of each of the Constituent Corporations required by the General Corporation Law of the State of California (the "California Law"), shall be filed with the Secretary of State of the State of California at the time specified in the Plan and Agreement of Merger dated June 24, 2004.

     2. The Merger shall become effective at the time this Agreement of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     3. At the Effective Time, Centroid Acquisition shall be merged into Biocal and the separate corporate existence of Centroid Acquisition shall thereupon cease. Biocal shall be the Surviving Corporation in the Merger and the separate corporate existence of Biocal, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     4. From and after the Effective Time and until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation shall hereby be amended and restated in full as set forth in Exhibit Aattached hereto.

     5. The bylaws of the Surviving Corporation upon the Effective Time, with the provisions providing for cumulative voting having been deleted, shall be the bylaws of said Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

     6. The directors and officers in office of the Surviving Corporation upon the Effective Time shall continue to be the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

     7. Each issued share of common stock, no par value, of the Disappearing Corporation outstanding immediately prior to the Effective Time shall, upon the Effective Time, be converted into the right to receive one share of common stock, no par value, of the Surviving Corporation. Each three
(3) issued shares of common stock of the Surviving Corporation outstanding immediately prior to the Effective Time shall be exchanged for one (1) share of common stock of Centroid Consolidated Mines Co., a Nevada corporation and the parent of the Disappearing Corporation ("CCMC").

     8. At the Effective Time, holders of certificates representing shares of Biocal's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Biocal, and the stock transfer books of Biocal shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Biocal's capital stock shall be made on such stock transfer books after the Effective Time.

     9. Notwithstanding anything to the contrary contained in this Agreement of Merger, any shares of capital stock of Biocal that, as of the Effective Time, are or may become "dissenting shares" within the meaning of
Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive CCMC's common stock in accordance with
Section 7, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California Corporations Code. Biocal shall give CCMC (i) prompt notice of any written demand received by Biocal prior to the Effective Time to require Biocal to purchase shares of capital stock of Biocal pursuant to Chapter 13 of the California Law and of any other demand, notice or instrument delivered to Biocal prior to the Effective Time pursuant to the California Corporations Code, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Biocal shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless CCMC shall have consented in writing to such payment or settlement offer.

     10. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement of Merger or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

     11. Prior to the Effective Time, and notwithstanding the approval of this Agreement of Merger by the shareholders of Centroid Acquistion and Biocal, this Agreement of Merger shall terminate forthwith in the event that the Plan and Agreement of Merger shall be terminated as therein provided.

     12. Prior to the Effective Time, this Agreement of Merger may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Centroid Acquisition or Biocal, but, after any such approval, no amendment shall be made which without the further approval of such shareholders would (i) have a material adverse effect on the shareholders of either Centroid Acquisition or Biocal, (ii) change any of the principal terms of the Agreement of Merger, or (iii) change any term of the Articles of Incorporation of the Surviving Corporation. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


                           BIOCAL TECHNOLOGY, INC.,
                           a California corporation


                           By:/s/Udo M. Henseler
                               Udo M. Henseler, Chief Executive Officer


                           By:/s/Varouj D. Amirkhanian
                              Varouj D. Amirkhanian, Secretary

                           CENTROID ACQUISITION CO.,
                           a California corporation


                           By:/s/Jason Kershaw
                              Jason Kershaw, President and
                              Chairman of the Board


                           By:/s/Jason Jenson
                              Jason Jenson, Secretary

                            EXHIBIT A


                       AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                                OF
                     BIOCAL TECHNOLOGY, INC.


                                I.

            The name of this corporation is BIOCAL TECHNOLOGY, INC.

                              II.

            The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                               III.

  The corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), no par value.

                              IV.

            (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (b) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

            (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                     CENTROID ACQUISITION CO.
                    (Disappearing Corporation)

                      OFFICER'S CERTIFICATE


     Jason Kershaw and Jason Jenson state and certify that:

     1. They are the President and Secretary, respectively, of Biocal Technology, Inc., a California corporation (the "Company").

     2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Company has only one class of stock outstanding, designated "Common Stock" of which 1,000 shares are outstanding and entitled to vote on the Merger.

     4. The vote required for approval of the merger was a majority of the outstanding shares of the Common Stock entitled to vote.

     5. The principal terms of the Merger Agreement were approved by the Company by a vote of a number of shares of Common Stock, which equaled or exceeded the vote required.

     6. The vote of the shareholders of Centroid Consolidated Mines Co., the parent of the Company, which parent corporation is issuing equity securities to the shareholders of Biocal Technology, Inc. pursuant to the Merger Agreement, was not required.

     On the date set forth below, in the City of Salt Lake, in the State of Utah, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

     Signed on  the 1st day of July, 2004.


                              /s/Jason Kershaw
                                 Jason Kershaw, President


                              /s/Jason Jenson
                                 Jason Jenson, Secretary

                     BIOCAL TECHNOLOGY, INC.
                     (Surviving Corporation)

                      OFFICER'S CERTIFICATE


     Udo Henseler and Varouj Amirkhanian state and certify that:

     1. They are the Chief Executive Officer and Secretary, respectively, of Biocal Technology, Inc., a California corporation (the "Company").

     2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Company has only one class of stock outstanding, designated "Common Stock" of which 32,822,155 shares are outstanding and entitled to vote on the Merger.

     4. The vote required for approval of the merger was a majority of the outstanding shares of the Common Stock entitled to vote.

     5. The principal terms of the Merger Agreement were approved by the Company by a vote of a number of shares of Common Stock, which equaled or exceeded the vote required.

     On the date set forth below, in the City of Orange, in the State of California, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

     Signed on  the 1st day of July, 2004.


                              /s/Udo Henseler
                              Udo Henseler, Chief Executive Officer

                              /s/Varouj Amirkhanian
                              Varouj Amirkhanian, Secretary

         CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER


     Jason Kershaw and Jason Jenson state and  certify that:

     1. They are the President and Secretary, respectively, of Centroid Consolidated Mines Co., a Nevada corporation.

     2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the corporation.

     3.   No vote of the shareholders of the corporation was required.

     On the date set forth below, in the City of Salt Lake, in the State of Utah, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

     Signed on  the 1st day of July, 2004.


                              /s/Jason Kershaw
                              Jason Kershaw, President

                              /s/Jason Jenson
                              Jason Jenson, Secretary